Exhibit 10.42

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of November   , 2013, is entered into by and between Metalico, Inc., a Delaware corporation (the “Company”), and       (“Seller”).

RECITALS

WHEREAS, Seller is the holder of the Company’s Senior Convertible Notes due 2028 (the “Notes”) in the principal amount of Notes set forth opposite Seller’s name on the signature page hereto, and Seller desires to sell such Notes to the Company on the terms and conditions set forth herein; and

WHEREAS, the Company desires to repurchase all outstanding Notes from Seller on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties agree as follows:

1. Purchase of the Notes. Subject to the conditions set forth herein, on the Closing Date (as defined below), Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from Seller, all of the Notes held by Seller as set forth on the signature page hereto, at a price of $    per $1,000 principal amount of Notes, plus accrued and unpaid interest through, but excluding the Closing Date (the “Purchase Price”).

2.	Closing.

(a) The closing of the purchase of the Notes contemplated hereby is expressly conditioned upon: (1) the Company refinancing its current first lien indebtedness with JPMorgan Chase Bank, N.A., et al. pursuant to that certain Financing Agreement (the “Financing Agreement”) to be entered into by and among the Company and its subsidiaries, as borrowers and guarantors, with TPG Specialty Lending, Inc., as agent and lead arranger, and the lenders party thereto (the loan facility contemplated by the Financing Agreement, together with the instruments and agreements contemplated thereby, collectively the “Loan Facility”); (2) the Company having entered into this Agreement and similar purchase agreements with other holders of the Notes whereby the Company shall (subject to the satisfaction of the closing conditions contained in this Agreement and such other purchase agreements) be entitled to purchase from Seller and the other holders agreeing to sell their Notes not less than an aggregate principal amount of $      of Notes (the “Minimum Threshold”) and (3) the Company obtaining the consent of the Required Holders (as defined in the Notes) to amend the definitions of “Ableco Loan Agreement” and “Foothill Loan Agreement” in the Notes as set forth in Amendment No. 1 to the Notes (the “Note Amendment”). In the event that (i) the Company has not consummated the closing contemplated by the Loan Facility by the close of business on November [      ], 2013, (ii) the Company does not execute and deliver agreements to purchase the Minimum Threshold prior to the date and time set forth in subclause (i) above, or (iii) the Company does not obtain the Note Amendment prior to the date and time set forth in subclause (i) above, this Agreement shall immediately terminate, the Company shall have no further obligation to purchase the Notes hereunder, and Seller shall have no further obligation to sell the Notes hereunder. Unless this Agreement is so terminated, the closing of the purchase of the Notes contemplated hereby shall take place simultaneously with the closing of the       . The date the closing of the purchase of the Notes occurs is referred to herein as the “Closing Date.”

(b) On the Closing Date, the Company will cause the Purchase Price payable to Seller to be paid by wire transfer of immediately available funds pursuant to wire instructions provided in writing to the Company prior to the Closing Date. Immediately upon receipt of the aggregate Purchase Price, Seller shall effect the transfer of the Notes by delivery of the Notes to the Company duly endorsed for cancellation and shall deliver a receipt of payment to the Company.

3. Representations of the Company. The Company represents and warrants to Seller on the date hereof and as of the Closing Date that:

(a) The Company is duly organized and validly existing under the laws of the State of Delaware and has all corporate requisite power and authority to enter into and perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Company has the full corporate power and authority to purchase the Notes and to enter into and perform its obligations under this Agreement.

(c) Subject only to the consummation of the transactions contemplated by the Loan Facility and the Note Amendment, the execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the organizational or governing documents of the Company or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clause (B) that would not reasonably be expected to adversely impact the ability of the Company to consummate the transactions contemplated hereby.

(d) No material consent, approval, order or authorization of, or material registration, declaration or filing with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby.

4. Representations of Seller. Seller represents and warrants to the Company on the date hereof and as of the Closing Date that:

(a) Seller is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller, and this Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. Seller has the full right, power, legal capacity and authority to sell and transfer the Notes and to enter into and perform its obligations under this Agreement.

(c) The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the organizational or governing documents of Seller or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clause (B) that would not reasonably be expected to adversely impact the ability of Seller to consummate the transactions contemplated hereby.

(d) No material consent, approval, order or authorization of, or material registration, declaration or filing with, any governmental entity is required on the part of Seller in connection with the execution, delivery and performance by it of this Agreement and the consummation by Seller of the transactions contemplated hereby.

(e) Seller owns the principal amount of the Notes set forth opposite its name on Schedule A hereto and has the absolute and unrestricted right, power and authority to sell, transfer and assign the Notes held by it to the Company pursuant to this Agreement, in each case free and clear of any liens, claims, pledges, options, rights of first offer, rights of first refusal or other encumbrances (collectively, “Liens”). Upon consummation of the purchase and sale of the Notes as provided in this Agreement, the Company shall receive good and marketable title to the Notes, free and clear of any Liens, other than any Liens created by the Company.

5. No Transfer. Unless and until this Agreement is terminated in accordance with its terms, Seller agrees not to convey, sell, assign, or otherwise transfer any Notes held by it, other than to the Company as contemplated by this Agreement.

6. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that in addition to any other available remedy, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions of this Agreement or injunctive relief in any action brought therefor.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all other prior agreements and understandings, both oral and written, between the parties, with respect to the subject matter hereof.

8. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

9. Miscellaneous. This Agreement (i) may be amended only by written agreement between the Company and Seller; (ii) shall be governed by and construed under the laws of the State of New York, without regard to its rules governing conflicts of laws; (iii) may be executed in counterparts, each of which shall be deemed an original; and (iv) may not be assigned, nor may the rights or obligations hereunder be transferred, without the consent of the Company and Seller. The parties hereto agree to execute any additional documents necessary to carry out the purposes of this Agreement. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Each party hereto acknowledges and agrees that it has been represented, or had the opportunity to be represented, by independent counsel of its own choosing and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and their meaning, intent and legal effect (including with respect to tax matters), and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

The parties hereto have executed this Note Purchase Agreement as of the day and year first set forth above.

SELLER:

[      ]

By:
Name
Title:

Total Principal Amount of Notes
Beneficially Owned:

$

COMPANY:

METALICO, INC.

By:
Name
Title: